As filed with the Securities and Exchange Commission on May 3, 2019.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALAMO GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-1621248
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

1627 East Walnut
Seguin, Texas	78155
(Address of Principal Executive Offices)	(Zip Code)

Alamo Group Inc. 2019 Equity Incentive Plan
(Full Title of the Plan)

Ronald A. Robinson, President
Alamo Group Inc.
1627 East Walnut
Seguin, Texas 78155
(Name and Address of Agent for Service)

(830) 379-1480
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	500,000	$103.46	$51,730,000	$6,269.68

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, the price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the common stock as reported on the New York Stock Exchange on May 2, 2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. The information required in Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

Item 2. Registration Information and Employee Plan Annual Information. The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Alamo Group Inc. is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)	Alamo Group Inc.’s annual report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 1, 2019;

(b)	Alamo Group Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 1, 2019;

(c)	Alamo Group Inc.’s current reports on Form 8-K filed with the Commission on March 7, 2019 and May 3, 2019; and

(d)
The description of Alamo Group Inc.’s common stock contained in Alamo Group Inc.’s Registration Statement on Form S-3 (File No. 333-180049) filed with the Commission on March 12, 2012 and any amendment or report filed for the purpose of updating such description, including Alamo Group Inc.’s Current Report on Form 8-K filed on May 10, 2016.

All documents subsequently filed by Alamo Group Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Article Eight of its Certificate of Incorporation, Alamo Group Inc. is required to indemnify any person who at any time is, or shall have been, a director or officer of Alamo Group Inc. to the full extent permitted by Section 145 of the Delaware General Corporation Law (“Section 145”), as such Section 145 may be amended from time to time. Section 145 of the DGCL empowers Alamo Group Inc. to indemnify, subject to the standards and limitations set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Alamo Group Inc. or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Alamo Group Inc.

Under Section 1 of Article Six of the Bylaws of Alamo Group Inc., Alamo Group Inc. is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Alamo Group Inc.), by reason of the fact that he or she is or was a director, officer, employee, or agent of Alamo Group Inc., or is or was serving at the request of Alamo Group Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alamo Group Inc. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Alamo Group Inc. or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Under Section 2 of Article Six of the Bylaws of Alamo Group Inc., Alamo Group Inc. also is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action or suit by or in the right of Alamo Group Inc. to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Alamo Group Inc., or is or was serving at the request of Alamo Group Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alamo Group Inc., except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Alamo Group Inc., unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Any indemnification under Section 1 or 2 of Article Six of the Bylaws of Alamo Group Inc. (unless ordered by a court) shall be made by Alamo Group Inc. only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct described in such sections. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Alamo Group Inc. (incorporated herein by reference to Exhibit 3.1 to Form S-1 filed on February 5, 1993).
4.2	Certificate of Amendment of Certificate of Incorporation of Alamo Group Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 10, 2016).
4.3	By-Laws of Alamo Group Inc. as amended (incorporated by referenced to Exhibit 3.2 to Form 8-K filed on May 10, 2016).
5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1*	Powers of attorney (included on the signature pages hereto).
99.1	Alamo Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Appendix A to Alamo Group Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 15, 2019).
 _____________
* Filed herewith.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seguin, Texas, on this 3rd day of May, 2019.

ALAMO GROUP INC.

By:	/s/ Ronald A. Robinson
Ronald A. Robinson, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of Ronald A. Robinson, Edward Rizzuti and Dan E. Malone his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Alamo Group Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Robinson Ronald A. Robinson	President, Chief Executive Officer & Interim Chairman of the Board (Principal Executive Officer)	May 3, 2019
/s/ Dan E. Malone Dan E. Malone	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	May 3, 2019
/s/ Richard J. Wehrle Richard J. Wehrle	Vice President, Controller & Treasurer (Principal Accounting Officer)	May 3, 2019
/s/ Roderick R. Baty Roderick R. Baty	Director	May 3, 2019
/s/ Robert P. Bauer Robert P. Bauer	Director	May 3, 2019
/s/ Eric P. Etchart Eric P. Etchart	Director	May 3, 2019
/s/ David W. Grzelak David W. Grzelak	Director	May 3, 2019
/s/ Tracy C. Jokinen Tracy C. Jokinen	Director	May 3, 2019
/s/ Richard W. Parod Richard W. Parod	Director	May 3, 2019